Exhibit 10.1

EXECUTION VERSION 12/29/2022

AMENDMENT NO. 5 TO
MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 5 TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of December 29, 2022 is made by and between WALKER & DUNLOP, LLC, a Delaware limited liability company (“Seller”) and JPMORGAN CHASE BANK, N.A., a national banking association (the “Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

WHEREAS, the Seller and the Buyer are parties to that certain Master Repurchase Agreement, dated as of August 26, 2019 (as amended by that certain Correction of Master Repurchase Agreement dated July 23, 2020, as further amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of August 24, 2020, as further amended by that certain Amendment No. 2 to Master Repurchase Agreement, dated as of August 23, 2021, as further amended by that certain Amendment No. 3 to Master Repurchase Agreement, dated as of September 30, 2021, as further amended by that certain Amendment No. 4 to Master Repurchase Agreement, dated as of September 15, 2022, and as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”); and

WHEREAS, the Seller and the Buyer have agreed to amend certain provisions of the Repurchase Agreement in the manner set forth herein.

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1.          Amendments. Effective as of the Effective Date (as defined below), the Repurchase Agreement is hereby amended as follows:

1.1           Section 2(a) of the Repurchase Agreement is hereby amended by deleting the definition of “Total Indebtedness” in its entirety and replacing such definition with the following:

“Total Indebtedness” means, for any period for any Person, the aggregate Debt of such Person during such period less the amount of any nonspecific balance sheet reserves maintained in accordance with GAAP; provided that for purposes of calculating Parent’s Total Indebtedness pursuant to Section 10(u)(i), there shall be excluded from “Total Indebtedness” (a) guaranty obligations to Fannie Mae pursuant to the Fannie Mae DUS Program prior to the time liability is or could be asserted thereunder, (b) amounts from time to time outstanding under this Agreement and any other Agency Warehouse Facilities, (c) those certain mortgage warehouse lines of credit used by Subsidiaries of the Parent other than the Seller or WD Capital to finance the purchase or funding of Mortgage Loans (or participations therein) as more particularly set forth in the related Compliance Certificate, (d) those certain securitized debt obligations arising under the Receivables Backed Notes, Series 2019 Due 2035, of AFAH Finance, LLC and Alliant Fund Asset Holdings, LLC, to the extent such obligations are not guaranteed by the Parent, (e) those certain contingent earnout payments as more particularly set forth in the related Compliance Certificate, and (f) those certain commitments to fund investments in tax credit equity as more particularly set forth in the related Compliance Certificate.

1.2           Section 10(u) of the Repurchase Agreement is hereby amended by deleting clause (i) in its entirety and replacing such clause with the following:

(i) Permit the ratio of (x) the Total Indebtedness of Parent and its consolidated Subsidiaries to (y) its Tangible Net Worth at any time to be more than 3.00 to 1.00, tested on the last day of each calendar quarter.

1.3           Exhibit A to Repurchase Agreement is hereby amended by deleting such exhibit in its entirety and replacing such exhibit with Annex A attached hereto

SECTION 2.          Effective Date. This Amendment shall become effective as of the date of this Amendment (the “Effective Date”) so long as the Buyer shall have received executed counterparts of this Amendment, executed by each of the parties hereto.

SECTION 3.          Miscellaneous.

3.1           References to Repurchase Agreement. Upon the effectiveness of this Amendment, each reference in the Repurchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Repurchase Agreement as amended hereby, and each reference to the Repurchase Agreement in any other Transaction Document or any other document, instrument or agreement, executed and/or delivered in connection with any Transaction Document shall mean and be a reference to the Repurchase Agreement as amended hereby.

3.2           Representations, Warranties and Covenants. Each of the Seller and the Parent hereby represent and warrant to Buyer, as of the date hereof and as of the Effective Date, that (i) it is in full compliance with all of the terms and provisions set forth in each Transaction Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Each of the Seller and the Parent hereby confirm, reaffirm and ratify its representations, warranties and covenants contained in each Transaction Document to which it is a party.

3.3           Acknowledgements of Seller. Each of the Seller and the Parent acknowledges that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Transaction Documents.

3.4           Waivers. (a) Each of the Seller and the Parent acknowledges and agrees that it has no defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Repurchase Agreement or any other Transaction Document and any such defenses, rights of setoff, claims, counterclaims or causes of action which may exist as of the date hereof are hereby irrevocably waived, and (b) in consideration of Buyer entering into this Amendment, Seller hereby waives, releases and discharges Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arise out of or from or in any way relating to or in connection with the Repurchase Agreement or the other Transaction Documents, including, but not limited to, any action or failure to act under the Repurchase Agreement or the other Transaction Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Repurchase Agreement or the other Transaction Documents.

3.5           Effect on Repurchase Agreement. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Transaction Documents shall continue to be, and shall remain, unmodified and in full force and effect in accordance with their respective terms.

3.6           No Novation, Effect of Agreement.  The Seller, the Parent and the Buyer have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by the Seller or the Parent under, or in connection with, the Repurchase Agreement or any of the other Transaction Documents.   It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Seller and the Parent under the Repurchase Agreement and the other Transaction Documents are preserved, (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Transaction Document shall be deemed to also reference this Amendment.

3.7           No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Person under the Repurchase Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

3.8           Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

3.9           Counterparts; Electronic Transmission.

(a)           This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)           Delivery of an executed counterpart of a signature page of this Amendment or any other Transaction Document by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Buyer to accept electronic signatures in any form or format without its prior written consent.

3.10          Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

3.11          Governing Law; Consent to Jurisdiction.

(a)           This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal law applicable to national banks.

(b)           Seller hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the United States District Court for the Southern District Of New York and of any New York state court sitting in the City of New York for purposes of all legal proceedings arising out of or relating to this Amendment or the Transactions contemplated hereby, or for recognition or enforcement of any judgment, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against Buyer may only) be heard and determined in such state court or, to the extent permitted by law, in such federal court. Seller hereby irrevocably waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 3.11 shall affect the right of Buyer to bring any action or proceeding against Seller or its Property in the courts of other jurisdictions. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address for notices hereunder specified in Section 14 of the Repurchase Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

SELLER:

WALKER & DUNLOP, LLC, as Seller

By:	/s/ Gregory A. Florkowski
Name:	Gregory A. Florkowski
Title:	Executive Vice President & Chief Financial Officer

WALKER & DUNLOP, INC., as Parent

By:	/s/ Gregory A. Florkowski
Name:	Gregory A. Florkowski
Title:	Executive Vice President & Chief Financial Officer

BUYER:

JPMORGAN CHASE BANK, N.A., as Buyer

By:	/s/ Laura Carter
Name:	Laura Carter
Title:	Authorized Officer

ANNEX A

EXHIBIT A

TO MASTER REPURCHASE AGREEMENT

Form of Compliance Certificate

with computations

to show compliance or non-compliance with

certain financial covenants

COMPLIANCE CERTIFICATE

AGENT:	JPMORGAN CHASE BANK, N.A.
COMPANY:	WALKER & DUNLOP, LLC
SUBJECT PERIOD:	ended , 20

DATE:	, 20

This certificate is delivered to the Buyer under the Master Repurchase Agreement, dated as of July 15, 2019 (as supplemented, amended or restated from time to time, the “Repurchase Agreement”), among Walker & Dunlop, LLC (“Seller”) and Walker & Dunlop, Inc. (“Parent”) and JPMorgan Chase Bank, N.A. (the “Buyer”). Unless they are otherwise defined in this request, terms defined in the Repurchase Agreement have the same meanings here as there.

The undersigned officer of Parent and Seller certifies to Buyer that on the date of this certificate that:

1.             The undersigned is an incumbent officer of Parent and Seller, holding the titles stated below the undersigned’s signature below.

2.             Seller’s financial statements that are attached to this certificate were prepared in accordance with GAAP (except that interim — i.e., other than annual — financial statements exclude notes to financial statements and statements of changes to stockholders’ equity and cash flow and are subject to year-end adjustments) and (subject to the aforesaid proviso as to interim financial statements) present fairly the financial position and results of operations of Seller and its Subsidiaries, on a consolidated basis, as of                                    and for the (check, as applicable) ☐ one, ☐ two or ☐ three quarter(s) of Seller’s fiscal year, as the case may be, ending on the last day of that period (the “Subject Period”).

3.             The undersigned officer of Seller supervised a review of the activities of Seller and its Subsidiaries during the Subject Period in respect of the following matters and has determined the following: (a) to undersigned officer’s best knowledge, except to the extent that a representation or warranty speaks to a specific date, the representations and warranties of Seller in Section 10 of the Repurchase Agreement are true and correct in all material respects, other than for the changes, if any, described on the attached Annex A; (b) Seller has complied with all of its obligations under the Transaction Documents, other than for the deviations, if any, described on the attached Annex A; (c) no Event of Default has occurred that has not been declared by the Buyer in writing to have been cured or waived, and no Default has occurred that has not been cured before it became an Event of Default, other than those Events of Default and/or Defaults, if any, described on the attached Annex A; (d) compliance by Seller with certain financial covenants in Section 11(v) of the Repurchase Agreement is accurately calculated on the attached Annex A; and (e) Seller’s compliance with Section 10(u) of the Repurchase Agreement is subject to the exclusion from the Total Indebtedness calculation of the items set forth on the attached Annex B;

Walker & Dunlop, LLC

By:

Name:

Title:

ANNEX A TO COMPLIANCE CERTIFICATE

1.             Describe deviations from compliance with obligations, if any — clause 3(b) of attached Officer’s Certificate — if none, so state:

2.             Describe Defaults or Events of Default, if any — clause 3(c) of attached Officer’s Certificate — if none, so state:

3.             Calculate compliance with covenants in Section 10(u) — clause 3(d) of attached Officer’s Certificate:

As of the last day of the calendar quarter ending                                          , 20__:

(a)          The ratio of (x) the Total Indebtedness of Parent and its consolidated Subsidiaries to (y) its Tangible Net Worth was ____. (The maximum is 3.00 to 1.00.)

(b)          The Tangible Net Worth of Parent and its consolidated Subsidiaries was $__________________. (The minimum is $200,000,000.)

(c)          The Liquidity of Parent and its consolidated Subsidiaries was $___________________. (The minimum is $15,000,000.)

(d)          The sum of the unpaid principal balances of all Delinquent Serviced Mortgage Loans in the Fannie Mae Servicing Portfolio was ___% of the aggregate unpaid principal balances of all Fannie Mae Mortgage Loans then serviced by Seller and its consolidated Subsidiaries. (The maximum is 3.5%.)

(e)          The aggregate principal balance of Seller’s portfolio of Serviced Mortgage Loans (excluding Delinquent Serviced Mortgage Loans) was $____________ as of the last day of the most recent calendar quarter. (The minimum is $20,000,000,000.)

(f)          The aggregate principal balance of Seller’s portfolio of Serviced Fannie Mae Mortgage Loans (excluding Delinquent Serviced Mortgage Loans) was $____________ as of the last day of the most recent calendar quarter. (The minimum is $10,000,000,000.)

ANNEX B TO COMPLIANCE CERTIFICATE

TOTAL INDEBTEDNESS CARVEOUTS

(a)	those certain mortgage warehouse lines of credit used by Subsidiaries of the Parent other than the Seller or WD Capital to finance the purchase or funding of Mortgage Loans (or participations therein) are as set forth below:

(b)	those certain contingent earnout payments are as set forth below:

(c)	those certain commitments to fund investments in tax credit equity are as set forth below: